Exhibit 5.1

September 16, 2015

Edison International
2244 Walnut Grove Avenue
Rosemead, California 91770

Re:	Registration Statement on Form S-3 of Edison International

Ladies and Gentlemen:

I am Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary of Edison International, a California corporation (the “Company”). You have requested my opinion with respect to the matters below in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of an indeterminate amount of its debt securities (“Debt Securities”). The Debt Securities will be issued under the Indenture, dated as of September 10, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for purposes of this opinion.

My opinions expressed below are subject to the qualification that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) the validity or enforceability of any provisions contained in the Indenture that purports to waive or does not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; and (v) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

In rendering the opinions set forth below, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity

Exhibit 5.1

to do so; (v) each person signing in a representative capacity any document reviewed by me had authority to sign in such capacity; (vi) the Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (vii) the Indenture has been duly authorized, executed and delivered by the parties thereto. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, I am of the opinion that, with respect to Debt Securities to be issued pursuant to the Indenture, when the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with such Indenture, and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Securities will constitute the valid and binding obligation of the Company.

In connection with the opinions expressed above, I have further assumed that, at or prior to the time of delivery of any such Debt Securities, (a) the Company’s Board of Directors shall have duly authorized the issuance and sale of such Debt Securities in accordance with applicable law, and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, nor shall the Registration Statement have been withdrawn by the Company; (c) the Indenture shall have been duly authorized, executed and delivered by the applicable Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; and (d) there will not have occurred any change in law affecting the validity or enforceability of such Debt Securities.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and the reference to my name in the Registration Statement under the caption “Validity of the Securities.” In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Barbara E. Mathews
_________________________
Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary
Edison International